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                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                            STERLING BANCSHARES, INC.
                              (AS OF JULY 29, 2002)

                                    ARTICLE I

                                     OFFICES

     SECTION 1.1 Registered Office and Agent. The registered office of the Corporation required by the Texas Business Corporation Act to be maintained in the State of Texas may be, but need not be, identical with the principal office in the State of Texas, as designated by the Board of Directors. The address of the registered office may be changed from time to time by the Board of Directors. The registered agent of the Corporation may be changed from time to time by the Board of Directors.

     SECTION 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 2.1 General Power. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as the Board of Directors shall delegate the power to so manage to the Executive Committee or other committees.

     SECTION 2.2 Number and Qualifications. The number of directors composing the initial Board of Directors shall consist of the number set forth in the Corporation's Articles of Incorporation. Thereafter, the number of directors to be elected shall be fixed and determined by resolution adopted by the Board of Directors from time to time. The number of directors may be increased or decreased from time to time as provided in these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. A director need not be a resident of the State of Texas or a shareholder of the Corporation.

     SECTION 2.3 Classified Board. Commencing with the election of directors at the 1995 Annual Meeting of Shareholders, the directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each initial director in Class I shall hold office for a term expiring at the 1996 annual meeting of shareholders; each initial director of Class II shall hold office initially for a term expiring at the 1997 annual meeting of shareholders; and each initial director of Class III shall hold office for a

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term expiring at the 1998 annual meeting of shareholders. Notwithstanding the foregoing provision of this Article, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. At each annual meeting of shareholders following the 1995 annual meeting, the successors to the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

     SECTION 2.4 Apportionment of Directors. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be appointed or determined by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 2.5 Rights of Preferred Shareholders. Notwithstanding the foregoing, whenever the holders of any one of more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filing of vacancies, and other features applicable thereto, and such directors so elected shall not be so divided into classes pursuant to Section 2.3 unless expressly provided by such terms.

     SECTION 2.6 Regular Meetings. Regular meetings of the Board of Directors shall be held without other notice than these Bylaws immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 2.7 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 2.8 Notice. Notice of any special meeting of the Board of Directors shall be given previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram, facsimile, electronic mail or other similar means of visual data transmission. If mailed, such notice shall be mailed not less than forty-eight (48) hours before the time of the meeting. If notice is given by telegram, facsimile, electronic mail or other similar means, such notice shall be given not less than twenty-four (24) hours before the time of the meeting. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because that meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice, or waiver of notice of such meeting.

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     SECTION 2.9    Quorum. A majority of the number of directors fixed in
accordance with Section 2.2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 2.10   Manner of Acting.

     (a)    Actions at a Meeting. Except as provided in Paragraph (b) of this
Section 2.10, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     (b) Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or the Executive Committee or any other committee may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors, Executive Committee or other committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting. Such writing, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consent transmitted by facsimile, telegraph, telex, telecopy or similar means of visual data transmission.

     (c) Telephone Meetings. Subject to any requirement for notice of meetings, members of the Board of Directors, or members of the Executive Committee or any other committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone connection or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     SECTION 2.11 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of (a) the holders of a majority of the outstanding shares entitled to vote thereon at an annual or special meeting of shareholders called for that purpose, or (b) a majority of the remaining directors though less than a quorum of the Board of Directors. A person elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     A directorship to be filled by reason of an increase in the number of directors may be filled (a) by the affirmative vote by the holders of a majority of the outstanding shares entitled to vote thereon at an annual or special meeting of shareholders called for that purpose or (b) by a majority of the remaining directors though less than a quorum of the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

     SECTION 2.12 Removal. Subject to the rights of the holders of any series of preferred stock or any other series or class of stock to elect directors under specific circumstances, any

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director or the entire Board of Directors may be removed from office at any time, but only for cause, and another person or persons may be elected to serve for the remainder of his or their term, by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors. Shareholders may not remove any director without cause. In case any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the directors as provided in Section 2.11.

     SECTION 2.13 Resignations. Any director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a certain effective date is specified therein, in which event it will be effective on such date and acceptance of any resignation shall not be necessary to make it effective.

     SECTION 2.14 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. Members of special or standing committees may be allowed like compensation for attending committee meetings. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 2.15 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors in which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 2.16 Advisory Directors. The Board may appoint such number of advisory directors as the Board may from time to time determine, each of whom shall hold office until the next Annual Meeting of Shareholders following their appointment. Advisory directors shall serve in an advisory capacity to the Board, but shall not have the right to vote. Advisory directors also may be appointed by the Board to serve in an advisory capacity on any committee of the Board, but shall not have the right to vote. The Board may remove any advisory director, with or without cause, upon a majority vote of the Board. The compensation of any advisory director shall be set and determined by the Board.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

     SECTION 3.1 Membership and Authorities. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more directors to constitute an Executive Committee and such other committees as the Board of Directors may determine, each of which committees to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power

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to declare dividends or to authorize the issuance of shares of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to the Executive Committee or such other committee or committees by law, the Articles of Incorporation or these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any members thereof, of any responsibility imposed upon it or him by law. The members of each such committee shall serve at the pleasure of the Board of Directors.

     SECTION 3.2 Minutes. Each committee designated by the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     SECTION 3.3 Vacancies. The Board of Directors may designate one or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. Any vacancy in the membership of a committee shall be filled by a majority vote of the Board of Directors at a regular meeting or at a special meeting called for that purpose. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to dissolve, any committee.

     SECTION 3.4 Telephone Meetings. Members of any committee designated by the Board of Directors may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 3.4 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     SECTION 3.5 Action Without Meeting. Any action required or permitted to be taken at a meeting of any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee and filed with the minutes of the committee proceedings. Such consent shall have the same force and effect as a unanimous vote at a meeting.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 4.1 Number. The elected officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint (including, but not limited to, one or more Assistant Secretaries and one more Assistant Treasurers). Any number of offices may be held by the same person except that neither the Chief Executive Officer nor President shall also hold the office of Secretary.

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     SECTION 4.2    Election and Term of Office. So far as is practicable, all elected officers shall be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Shareholders. If the elected officers are not elected by the Board of Directors at such meeting, such election shall be held as soon thereafter as may be convenient. Except as otherwise provided in this Article IV, each elected officer shall hold office until the next such meeting of the Board of Directors in the subsequent year and until their respective successors are elected and qualified or until their earlier resignation or removal.

     SECTION 4.3 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time, with or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for such purpose, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 4.5 Chairman of the Board of Directors. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the shareholders and of the Board of Directors and generally manage the affairs of the Board of Directors. In addition, the Chairman of the Board may sign, with any other proper officer, any deeds, bonds, mortgages, contracts, and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors, or these Bylaws, to some other officer or agent of the Corporation. The Chairman of the Board shall also have such other powers and duties as may from time to time be prescribed by the Board of Directors.

     SECTION 4.6 Chief Executive Officer. The Chief Executive Officer of the Corporation shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active management of the business of the Corporation; shall implement the general directives, plans and policies formulated by the Board of Directors; shall, in the absence of the Chairman of the Board of if there is no Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; and, shall further have such duties, responsibilities and authorities as may be assigned to him by the Board of Directors or the Chairman of the Board. He may sign, with any other proper officer, any deeds, bonds, mortgages, contracts, and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the Corporation.

     SECTION 4.7 President. If no Chief Executive Officer shall be elected, the President shall be the principal executive officer of the Corporation and shall have the powers and duties of the Chief Executive Officer as set forth in
Section 4.6. In the absence of the Chairman of the Board and Chief Executive Officer, the President shall preside at all meetings of the shareholders and Board of Directors. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of

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Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the Corporation. In addition, the President shall perform whatever duties and shall exercise all the powers that are given to him by the Board of Directors, Chairman of the Board or Chief Executive Officer.

     SECTION 4.8 Vice Presidents. The Vice Presidents shall perform the duties as are given to them by these Bylaws and as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, Chief Executive Officer or the President and may sign with any other proper officer, certificates for shares of the Corporation. At the request of the President or in his absence or disability, the Vice Presidents, if any, in order of their rank is fixed by the Board of Directors, or if not ranked, the Vice President designated by the Chief Executive Officer, or in his absence, the President, shall perform all such duties of the President.

     SECTION 4.9 The Secretary. The Secretary shall: (a) if available, attend all meetings of the Board of Directors and shareholders and shall keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose and shall perform like duties for any committee of the Board of Directors as shall designate him to serve; (b) see that all notices are duly given in accordance with the provisions of these Bylaws, or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation is affixed to all documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be designated to him by the Board of Directors, Chairman of the Board, Chief Executive Officer or President.

     SECTION 4.10 The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum, and with such surety or sureties, as the Board of Directors shall determine. He shall: (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, Chairman of the Board, Chief Executive Officer or President.

     SECTION 4.11 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries when authorized by the Board of Directors may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be

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assigned to them by the Secretary or the Treasurer, respectively, or by the
Board of Directors, Chairman of the Board, Chief Executive Officer or President.

     SECTION 4.12 Subordinate Officers. The Board of Directors may (a) appoint such other subordinate officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine, or (b) delegate to any committee or officer the power to appoint any such subordinate officers or agents.

     SECTION 4.13 Salaries and Compensation. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 4.12.

                                    ARTICLE V

                                  SHAREHOLDERS

     SECTION 5.1 Annual Meeting. The annual meeting of the shareholders shall be held on such date in each year and at such time and place as may be determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the meeting shall be a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     SECTION 5.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, Chief Executive Officer, President or by the Board of Directors, and shall be called by the Chief Executive Officer or President at the request of the holders of not less than one-tenth (1/10th) of all of the outstanding shares of the Corporation entitled to vote at the meeting. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice.

     SECTION 5.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Texas.

     SECTION 5.4 Notice of Meeting. Except as otherwise provided by law, written or printed notice of any meeting of shareholders stating the place, day and hour of the meeting and,

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in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, Chief Executive Officer, President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Waiver by a shareholder in writing of notice of a shareholder's meeting, signed by him, whether before or after the time of such meeting, shall be equivalent to the giving of such notice. Attendance by a shareholder, whether in person or by proxy, at a shareholder's meeting shall constitute a waiver of notice of such meeting of which he has had no notice.

     SECTION 5.5 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix a date as the record date for any such determination of shareholders, which record date shall not precede the date on which the resolutions fixing the record date are adopted and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting of shareholders, nor more than sixty (60) days prior to any other action to which such record date relates.

     If the Board of Directors does not fix a record date for any meeting of the shareholders, the record date for determining shareholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given. The record date for determining shareholders for any other purpose (other than the consenting to corporate action in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     For the purpose of determining the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the Board of Directors does not fix the record date, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Texas or at its principal place of business. If the Board of Directors does not fix the record date, and prior action by the Board of Directors is necessary, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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     SECTION 5.6    Voting Lists. The officer or agent having charge of the
stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and opened at the time and place of the meeting and shall be subject to the inspection by any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     SECTION 5.7 Quorum. Except as provided below, a majority of the outstanding shares of the Corporation entitled to vote, and represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares, or less than a majority of the outstanding shares of any necessary class are represented at a meeting, a majority of the shareholders so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 5.8 Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to a corporate action in writing without a meeting may authorize the Chairman of the Board, Chief Executive Officer or another person or persons to act for him by proxy. Proxies for use at any meeting of shareholders shall be filed with the Secretary or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions concerning the qualification of voters, the validly of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after eleven (11) months from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power. In the event that any instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

     SECTION 5.9 Voting of Shares. Unless otherwise provided by law or provided in the Articles of Incorporation of the Corporation, each shareholder shall, on each matter submitted to a vote at a meeting of shareholders, have one vote for each share of the stock entitled to vote which is registered in his name on the record date for the meeting. Unless otherwise required by the Articles of Incorporation of the Corporation, these Bylaws or where otherwise required by law, no vote on any question brought before the meeting need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. Elections of directors at all meetings of shareholders shall be by written ballot. In a vote by written ballot, each ballot shall state the number of shares voted and the name of the shareholder or proxy voting and such other information as may be required under the procedures established for the meeting.

     When a quorum is present at any meeting of shareholders (and notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present) and except with respect to the election of directors or as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, all matters submitted to the shareholders shall be decided by the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at such meeting of shareholders. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

     Unless otherwise provided in the Articles of Incorporation of the Corporation, cumulative voting for the election of directors is prohibited.

     SECTION 5.10 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares held by an administrator, executor, guardian, or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and forming a party of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name.

     Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee. Shares standing in the name of a receiver may be voted by such a receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of a pledge, and thereafter the pledgee shall be entitled to vote the shares so transferred, either in person or by proxy.

     Shares of its own stock belonging to the Corporation, or held by it in a fiduciary capacity, or owned by another corporation, the majority of the voting stock of which is owned or controlled by this Corporation shall not be voted, directly or indirectly at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 5.11 Actions Without a Meeting. Any action required to be taken at a meeting of shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders.

     SECTION 5.12 Telephonic Meetings. Meetings of the shareholders of the Corporation may be conducted by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and speak to each other.

     SECTION 5.13   Advance Notice of Shareholder Nominees.

     (a) Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 5.13 shall be eligible for election as directors of the Corporation.

     (b) Nominations of persons for election to the Board of Directors at a meeting of shareholders may be made only (i) by or at the direction of the Board of Directors or (ii) by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 5.13; provided, however, shareholders may not nominate persons for election to the Board of Directors at any special meeting of shareholders unless the business to be transacted at such special meeting, as set forth in the notice of such meeting, includes the election of directors. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice given in the context of an annual meeting of shareholder shall be delivered to or mailed and received at the principal executive office of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days in advance of the first anniversary of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of shareholders has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, the notice must be received by the Corporation at least eighty (80) days prior to the date the Corporation intends to distribute its proxy statement with respect to such meeting. To be timely, a shareholder's notice given in the context of a special meeting of shareholders shall be delivered to or mailed and received at the principal executive office of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. For purposes of the foregoing, "public announcement" means the disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934. Any meeting of shareholders which is adjourned and will reconvene within thirty (30) days after the meeting date as originally noticed shall, for purposes of any notice contemplated by this paragraph (b), be deemed to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally noticed.

     (c) To be in proper written form, each notice given by a shareholder as contemplated by paragraph (b) above shall set forth the following information:

               (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (A) the exact name of such person, (B) such person's age, principal occupation, business address and telephone number and residence address and telephone number, (C) the number of shares (if any) of each class of stock of the Corporation owned directly or indirectly by such person and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation thereto (including such person's notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected);

               (ii) as to the shareholder giving the notice, (A) his name and address, as they appear on the Corporation's books, (B) his principal occupation, business address and telephone number and residence address and telephone number, (C) the class and number of shares of the Corporation which are held of record or beneficially owned by him and
         (D) the dates upon which he acquired such shares of stock and documentary support for any claims of beneficial ownership; and

               (iii) a description of all arrangements or understandings between the shareholder giving the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

     At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information to be set forth in a shareholder's notice of nomination which pertains to the nominee.

     (d) Nothing in this Section 5.13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.

     (e) The chairman of a meeting of shareholders shall have the power and duty to determine whether a nomination was made in accordance with procedures set forth in this Section 5.13 and, if any nomination is not in compliance with this Section 5.13 to declare that such defective nomination shall be disregarded.

     SECTION 5.14   Advance Notice of Shareholder Proposals.

     (a) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of Shareholders except in accordance with the procedures hereinafter set forth in this Section 5.14; provided, however, that nothing in this Section 5.14 shall be deemed to preclude discussion by any shareholder of any business properly brought before any annual meeting of shareholders in accordance with such procedures.

     (b) At any annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or a the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive office of the Corporation not less than one hundred twenty (120) days not more than one hundred fifty (150) days in advance of the first anniversary of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of shareholders has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, the notice must be received by the Corporation at least eighty (80) days prior to the date the Corporation intends to distribute its proxy statement with respect to such meeting. Any meeting of shareholders which is adjourned and will reconvene within thirty (30) days after the meeting date as originally noticed shall, for purposes of any shareholder's notice contemplated by this paragraph (b), be deemed to be a continuation of the original meeting, and no business may be brought before such adjourned meeting by any shareholder unless timely notice of such business was given to the Secretary of the Corporation for the meeting as originally noticed.

     (c) To be in proper written form, each notice given by a shareholder as contemplated by paragraph (b) above shall set forth, as to each matter the shareholder proposes to bring before the annual meeting, (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and his reasons for conducting such business at the annual meeting, (ii) any material interest of the shareholder in such business, (iii) the name and record address of the shareholder, (iv) the class and number of shares of the Corporation which are held of record or beneficially owned by the shareholder, and (v) the dates upon which the shareholder acquired such shares of stock and documentary support for any claims of beneficial ownership.

     (d) The foregoing right of a shareholder to propose business for consideration at an annual meeting of Shareholder shall be subject to such conditions, restrictions and limitations as may be imposed by the Articles of Incorporation. Nothing in this Section 5.14 shall entitle any shareholder to propose business at such meeting which has not been properly brought before the meeting.

     (e) The chairman of any meeting of shareholders shall determine whether business has been properly brought before the meeting and, if the facts so warrant, may refuse to transact any business at such meeting which has not been properly brought before the meeting.

     (f) Notwithstanding any other provision of these Bylaws, the Corporation shall be under no obligation to include any shareholder proposal in its proxy statement or otherwise present any such proposal to shareholders at a meeting of shareholders if the Board of Directors reasonable believes that the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, and the Corporation shall not be required to be included in its proxy statement to shareholders in accordance with the Securities Exchange Act of 1934 and such rules or regulations.

     (g) Nothing in this Section 5.14 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 6.1 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary. If such certificates are signed or countersigned by a transfer agent or registrar, other than the Corporation, such signature of the President or a Vice President and Secretary or Assistant Secretary, and the seal of the Corporation, or any of them, may be executed in facsimile, engraved or printed. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that incase of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     SECTION 6.2 Share Transfer Records; Transfer of Shares. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the name and address of all past and current shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them. Any share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time period. The principal place of business of the Corporation, or the office of its transfer agent or registrar, may be located outside the State of Texas. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney, duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION 6.3 Lost, Stolen or Destroyed Certificates. The Board of Directors, the Secretary and the Treasurer each may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative. When authorizing such issuance of a new certificate or certificates, the Board of Directors, the Secretary or the Treasurer, as the case may be, may, in its or his sole discretion and as a condition precedent to the issuance thereof, require the owner, or his legal representative, to furnish the Corporation a bond in such form and substance with such surety as the Board of Directors, the Secretary or Treasurer, as the case may be, may direct as indemnity against any claim or expense resulting from any claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

     SECTION 6.4 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether the Corporation shall have express or other notice thereof, except as expressly provided by law.

     SECTION 6.5 Regulations. The Board of Directors shall have the power and authority to make all rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation. The Board of Directors may
(i) appoint and remove transfer agents and registrars of transfers and (ii) require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

     SECTION 6.6 Legends. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock of the Corporation bear such legends and statements (including, without limitation, statements relating to the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares represented by such certificates) as the Board of Directors deems appropriate in connection with the requirements of federal or state securities laws or other applicable laws.

                                   ARTICLE VII

                                 INDEMNIFICATION

     SECTION 7.1 (a) Actions Other Than Those By or in the Right of the Corporation. The Corporation shall indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party (including a witness) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith, in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) Action By or in the Right of the Corporation. The Corporation shall indemnify, to the full extent permitted bylaw, any person who was or is a party or is threatened to be made a party (including a witness) to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or appearance connected with, such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court, upon application, shall determine that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses.

     (c) Successful Defense of Action. Notwithstanding, and without limitation of, any other provision of this Article VII, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b) of this Section 7.1 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d)    Determination Required. Any indemnification under paragraph (a) or
(b) of this Section 7.1 (unless ordered by court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made in the case of any officer or director, (1) by the Board of Directors by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding, or (2) if such a quorum cannot be obtained by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding, or (3) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in (1) and (2), or if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors or (4) by the shareholders in a vote that excludes the shares held by the directors who are named defendants or respondents in the proceeding. In the case of an employee or agent of the Corporation who is not an officer or director of the Corporation, such determination shall be made as specified in the preceding sentence, or by the Chief Executive Officer by any officer authorized by the Chief Executive Officer.

     (e) Advance of Expenses. Expenses incurred with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, specified in paragraphs (a) and (b) of this Section 7.1, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding (1)(i) in the case of any officer, or director, as authorized by the Board of Directors, and (ii) in the case of any employee or agent of the Corporation who is not an officer or director of the Corporation, as authorized by the Chief Executive Officer or by an officer authorized by him, and (2) upon receipt of a written undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation.

     SECTION 7.2 Employee Benefit Plans. For purposes of this Article VII, the Corporation shall be deemed to have requested a director, officer or employee of the Corporation to serve as trustee, employee, agent or similar functionary of any employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director, officer or employee of the Corporation with respect to an employee benefit plan pursuant to applicable law are deemed fines. Actions taken or omitted by a director, officer or employee of the Corporation with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the best interests of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interest of the Corporation.

     SECTION 7.3 Insurance. The Corporation may, when authorized by the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, against any liability asserted against, and incurred by, him in any such capacity, or arising out of his status as such, whether or not the Corporation would be required to indemnify him against such liability under the provisions of Section
7.1 of this Article VII.

     SECTION 7.4 Nonexclusivity; Duration. The indemnifications, rights and limitations of liability provided by this Article VII shall not be deemed exclusive of any other indemnifications, rights or limitations of liability to which any person may be entitled under any bylaw, agreement, vote of members or disinterested directors, or otherwise, either as to action in his official capacity and as to action in another capacity while holding office, and they shall continue although such person has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. The authorization to purchase and maintain insurance set forth in Section 7.3 of this Article VII shall likewise not be deemed exclusive.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.1 Fiscal Year. The Board of Directors shall, by resolution, fix the fiscal year of the Corporation.

     SECTION 8.2 Dividends. The Board of Directors or the Executive Committee, if so authorized by a resolution of the Board of Directors, may from time to time declare that the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

     SECTION 8.3 Seal. The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the five-pointed Texas star.

     SECTION 8.4 Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws, under the provisions of the Articles of Incorporation, or under the provisions under the Texas Business Corporation Act, a waiver thereof in writing signed by the persons or persons entitled to such notice, whether before or after the time stated therein shall be deemed equivalent to the giving of such notice.

     SECTION 8.5 Procedure. Meetings of the shareholders and of the Board of Directors shall be conducted in accordance with the procedure as contained in Robert's Rules of Order, to the extent applicable.

     SECTION 8.6 Participation of Directors and Officers in Related Business. Officers and directors of this Corporation may hold positions as officers and directors of other corporations, in related businesses, and their efforts to advance the interest of those corporations will not create a breach of fiduciary capacity to this Corporation in the absence of showing of bad faith.

     SECTION 8.7 Reliance upon Books, Reports and Records. A member of the Board of Directors or a member of any committee designated by the Board of Directors, shall, in the performance of such person's duties, be protected to the fullest extent permitted by law in relying upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation.

     SECTION 8.8 Amendments. The initial Bylaws shall be adopted by the Board of Directors of the Corporation. The power to alter, amend, or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors.

     SECTION 8.9 Application of Bylaws. The provisions of these Bylaws shall be subject to the Articles of Incorporation and all valid and applicable laws, including, without limitation, the Texas Business Corporation Act as now or hereafter amended, and in the event that any of the provisions of these Bylaws are found to be inconsistent with or contrary to the Articles of Incorporation or any such valid laws, the latter shall be deemed to control and these Bylaws shall be deemed modified accordingly, and the remaining provisions, as so modified, shall remain in full force and effect.